EXHIBIT 99.1

Two River Bancorp Increases Quarterly Dividend by 22.2%  to $0.055 Per Share ($0.22 on an Annualized Basis)

Company to Report 2018 Second Quarter Financial Results on Tuesday, July 24, 2018

TINTON FALLS, N.J., July 19, 2018 (GLOBE NEWSWIRE) -- Two River Bancorp (Nasdaq:TRCB) (the "Company"), the parent company of Two River Community Bank ("the Bank"), today announced that the Board of Directors approved a 22.2% increase in its cash dividend, raising the quarterly amount to $0.055 per share of the Company's common stock for an annualized amount of $0.22 per share. This increase compares to the second quarter dividend of $0.045 per share, or an annualized amount of $0.18 per share.

The third quarter dividend will be paid on August 29, 2018 to common shareholders of record at the close of business on August 10, 2018. The timing and amounts of future dividends are subject to determination and approval by the Company’s Board of Directors.

Mr. William D. Moss, President and CEO, stated, “We have had several consecutive years of exceptional performance at Two River, and are pleased to increase our dividend for the fifth consecutive year. The Company has a strong capital position that allows us to reward our shareholders while still meeting all of our strategic objectives.”

Schedules 2018 Second Quarter Financial Results
The Company also announced that it will report its financial results for the second quarter ended June 30, 2018 prior to the opening of the stock market on Tuesday, July 24, 2018.

About the Company
Two River Bancorp is the holding company for Two River Community Bank, which is headquartered in Tinton Falls, New Jersey. Two River Community Bank operates 14 branches along with two loan production offices throughout Monmouth, Middlesex, Union, and Ocean Counties, New Jersey. More information about Two River Community Bank and Two River Bancorp is available at www.tworiverbank.com.

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, technology and market conditions. These statements may be identified by such forward-looking terminology as "continue," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy," or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, unanticipated changes in the financial markets and the direction of interest rates; volatility in earnings due to certain financial assets and liabilities held at fair value; competition levels; loan and investment prepayments differing from our assumptions; insufficient allowance for credit losses; a higher level of loan charge-offs and delinquencies than anticipated; material adverse changes in our operations or earnings; a decline in the economy in our market areas; changes in relationships with major customers; changes in effective income tax rates; higher or lower cash flow levels than anticipated; inability to hire or retain qualified employees; a decline in the levels of deposits or loss of alternate funding sources; a decrease in loan origination volume or an inability to close loans currently in the pipeline; changes in laws and regulations; adoption, interpretation and implementation of accounting pronouncements; operational risks, including the risk of fraud by employees, customers or outsiders; and the inability to successfully implement or expand new lines of business or new products and services. For a list of other factors which would affect our results, see the Company's filings with the Securities and Exchange Commission, including those risk factors identified in the "Risk Factor" section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2017. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company assumes no obligation for updating any such forward-looking statements at any time, except as required by law.

Investor Contact:	Media Contact:
Adam Prior, Senior Vice President	Adam Cadmus, Marketing Director
The Equity Group Inc.	Two River Community Bank
Phone: (212) 836-9606	Phone: (732) 982-2167
Email: aprior@equityny.com	Email: acadmus@tworiverbank.com